EXHIBIT 21.1
                            SUBSIDIARIES OF THE COMPANY



     Name of Subsidiary                       State of
                                              Incorporation

     Alternate Postal Direct, Inc.             Michigan

     National Home Delivery, Inc.              Illinois

     Newspaper Marketing Solutions, Inc.*      Michigan



*Dissolved effective 12/31/98